                                                                   Exhibit 10.50

                                 DEED OF LEASE
                                      FOR
                                  OFFICE SPACE

                               TABLE OF CONTENTS

ARTICLE                                                                        PAGE
1.   DEFINITIONS ............................................................     1
2.   TERM ...................................................................     2
3.   TENANT IMPROVEMENTS ....................................................     3
4.   RENT ...................................................................     4
5.   ADDITIONAL RENT ........................................................     4
6.   USE ....................................................................     4
7.   CARE OF PREMISES .......................................................     5
8.   ALTERATIONS BY TENANT ..................................................     5
9.   EQUIPMENT ..............................................................     5
10.  OWNERSHIP AND REMOVAL OF PROPERTY ......................................     6
11.  LANDLORD'S ACCESS TO PREMISES ..........................................     6
12.  SERVICES AND UTILITIES .................................................     6
13.  RULES AND REGULATIONS ..................................................     7
14.  REPAIRS AND MAINTENANCE ................................................     7
15.  LIMITATION ON LANDLORD LIABILITY .......................................     8
16.  FIRE AND OTHER CASUALTY ................................................     8
17.  TENANT INSURANCE .......................................................     9
18.  CONDEMNATION ...........................................................    10
19.  DEFAULT ................................................................    11
20.  NO WAIVER ..............................................................    13
21.  HOLDING OVER ...........................................................    13
22.  SUBORDINATION ..........................................................    13
23.  ASSIGNMENT AND SUBLETTING ..............................................    14
24.  TRANSFER BY LANDLORD ...................................................    14
25.  INABILITY TO PERFORM ...................................................    15
26.  ESTOPPEL CERTIFICATES ..................................................    15
27.  COVENANT OF QUIET ENJOYMENT ............................................    15
28.  WAIVER OF JURY TRIAL ...................................................    15
29.  BROKERS ................................................................    15
30.  CERTAIN RIGHTS RESERVED BY LANDLORD ....................................    15
31.  NOTICES ................................................................    16
32.  MISCELLANEOUS PROVISIONS ...............................................    16
     A.  Benefit and Burden .................................................    16
     B.  Governing Law ......................................................    16
     C.  No Partnership .....................................................    16
     D.  Delegation by Landlord .............................................    16
     E.  Tenant Responsibility for Agents ...................................    17
     F.  Invalidity of Particular Provisions ................................    17
     G.  Counterparts .......................................................    17
     H.  Entire Agreement ...................................................    17
     I.  Amendments .........................................................    17
     J.  Mortgagee's Performance ............................................    17
     K.  Limitation on Interest .............................................    17
     L.  Remedies Cumulative ................................................    17
     M.  Annual Financial Statements ........................................    17
33.  LENDER APPROVAL ........................................................    17
34.  PARKING ................................................................    17
35.  SECURITY DEPOSIT .......................................................    18
36.  HAZARDOUS MATERIALS ....................................................    18
37.  NO RECORDATION .........................................................    18
38.  RENEWAL ................................................................    19
39.  EXPANSION ..............................................................    20
40.  FEES AND EXPENSES ......................................................    20
41.  NO REPRESENTATION BY LANDLORD ..........................................    20
42.  TERMINATION OF EXISTING LEASE ..........................................    21
43.  DE-AMORTIZATION OF THE TENANT ALLOWANCE ................................    21
     SIGNATURES .............................................................    21

Exhibit A - Premises Plan
Exhibit B - Declaration of Acceptance
Exhibit C - Air-Conditioned Shell
Exhibit D - Rules and Regulations
Exhibit E - Specifications for Office Cleaning

                                 DEED OF LEASE

     THIS DEED OF LEASE (the "Lease") is made and entered into this 24th day of September, 2002, by and between TWIN TOWERS II ASSOCIATES LIMITED PARTNERSHIP, a Virginia Limited Partnership ("Landlord") and MCG CAPITAL CORPORATION, a Delaware Corporation ("Tenant").

     In consideration of the Rent hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.   DEFINITIONS.

     Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this
Section:

     A. Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, the Building or the Land, as defined below, including but not limited to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.

     B. Building: The building located at 1100 Wilson Boulevard in Arlington, Virginia 22209, in which the Premises are located. Except as expressly indicated otherwise, the term "Building" shall include all portions of said building, including but not limited to the Premises, the Common Areas and the garage which garage is shared with the garage located in the neighboring building known as 1000 Wilson Boulevard.

     C. Common Areas: Those areas of the Building and/or Land, as the case may be, made available by Landlord for use by Tenant in common with the Landlord, other tenants of the Building and the employees, agents and invitees of Landlord and of such other tenants.

     D. Default Rate: That rate of interest which is two (2) percentage points above the prime rate of interest per annum as published in the "Money Rates" section of The Wall Street Journal or, if The Wall Street Journal ceases to exist, a similar national financial news publication.

     E. Fiscal Year: Each consecutive calendar year during the Term of this Lease commencing on January 1, 2003.

     F. Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived. "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.

     G. Holidays: New Year's Day, President's Day, Martin Luther King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day and any other holidays designated by an executive order of the President of the United States or by Act of Congress.

     H. Land: The real estate that supports the Building, and all associated easements.

     I. Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2.A. below.

     J. Lease Year: That period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Lease Commencement Date occurs, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as the "first Lease Year," and each of the following Lease Years shall similarly be numbered for identification purposes.

     K. Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Building or the Land, including mortgages related to both construction and permanent financing. "Mortgagees" shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.

     L. Operating Expenses: All expenses incurred in connection with the operation of the Building and the Land.

     M. Premises: 30,008 square feet of rentable area consisting of the entire thirty-first (31/st/) floor comprised of 19,787 rentable square feet and a portion of the thirtieth (30/th/) floor comprised of 10,221 rentable square feet of the Building, as shown on the floor plan attached hereto as Exhibit A. However, the area and plan of the Premises may change in the event of the exercise of any option to expand the Premises set forth in this Lease. The rentable area of the Premises has been determined in accordance with the B.O.M.A. Standard Method of Measurement ANSI 265.1-1996.

     N. Premises' Standard Electrical Capacity: The electrical capacity sufficient to support Tenant's balanced consumption of five (5) watts per square foot of rentable area which shall not include Building Standard lighting and the Base Building's HVAC System.

     O. Real Estate Tax Expenses: All present and future taxes, assessments, vault rentals, business district or area taxes and other charges and related expenses, if any, general, special, ordinary or extraordinary, foreseen and unforeseen, or otherwise, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Building and the Land that are imposed by any public or quasi-public authority, and personal property taxes levied or assessed on Landlord's personal property used in connection with the management, operation, maintenance, replacement, repair, cleaning, safety and administration of the Building and the Land.

     P. Rent: All Base Rent and Additional Rent.

        (1) Base Rent: The amount payable by Tenant pursuant to Subsection 4.A. below.

        (2) Additional Rent: All sums of money payable by Tenant pursuant to this Lease other than Base Rent.

     Q. Tenant's Personal Property: All equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission (other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which: (i) is removable without damage to the Premises, the Building or the Land, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any improvements or other property installed or placed in or on the Premises as part of Landlord's Work, whether or not any such property was purchased or installed at Tenant's expense, or any of Tenant's confidential and proprietary property regarding and/or belonging to third parties such as financial records and customer files, and Landlord hereby disclaims any right, title or interest in or to Tenant's confidential and proprietary property.

     R. Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord or Tenant.

     S. Delivery of Premises: Landlord shall deliver the Premises as an Air-Conditioned Shell (as defined below) on or before October 1, 2002 (the "Possession Date"). The Tenant will have the right to use the Premises and all of the common areas of the Building in accordance with the terms of this Lease from and after the date of such delivery in connection with the operation of its business and for all other purposes permitted hereunder. In the event that Landlord shall fail to deliver the Premises to Tenant as required on the Possession Date or, due to Landlord Delay (as hereinafter defined) cause delay in the completion of Tenant's Work (as hereinafter defined), the Commencement Date hereunder shall be extended by one (1) day for each day of delay by Landlord in delivering the Premises to Tenant as herein agreed or for each day that a Landlord Delay causes delay in the construction of Tenant's Work; provided however, that if the aggregate of all Landlord Delays exceeds ten (10) days, Tenant shall receive one (1) day of Base Rent abatement for each day of Landlord Delay in excess of ten (10) days. In the event that Landlord shall fail to deliver the Premises to Tenant by December 31, 2002, Tenant shall have the right to terminate this Lease by notice to Landlord given prior to delivery of possession, whereupon the Landlord shall refund all amounts of Base Rent paid by Tenant hereunder and this Lease shall terminate and be of no further force and effect between the parties. The Air-Conditioned Shell shall be provided by Landlord, at Landlord's sole cost, in accordance with Exhibit C. It is agreed that portions of the Air-Conditioned Shell will be completed during construction of Tenant's Work, however, Landlord's completion of said Air-Conditioned Shell shall in no way interfere with Tenant's ability to complete said Initial Alterations.

     T. Landlord Delay: "Landlord Delay" shall mean the period of time by which Landlord actually and directly delays the completion of Tenant's Work beyond the Lease Commencement Date by reason of delay in the giving of authorizations or approvals by Landlord beyond the time periods specified herein or the failure of the Building to comply with all applicable laws. In the event of any Landlord Delay, the Lease Commencement Date shall be delayed for one (1) day for each day of Landlord Delay, provided that if the aggregate of all Landlord Delays exceeds ten (10) days, Tenant shall receive one (1) day of Base Rent abatement for each day of Landlord Daley in excess of ten (10) days.

2.   TERM.

     A. Term of Lease: The term of this Lease (the "Term") shall commence on a date (the "Lease Commencement Date"), as defined below, and shall terminate on February 28, 2013, or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the "Lease Expiration Date"). The Lease Commencement Date shall be the earlier of (i) February 17, 2003 or (ii) the date Tenant commences occupancy of any part of the Premises for the purposes of conducting business. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term.

      B. Declarations: Upon the request of Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.

      C. Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary, shall become effective on the date of final execution of this Lease.

3.    TENANT IMPROVEMENTS - TENANT'S WORK.

      A. Landlord, at its sole cost and expense, will deliver the Premises to Tenant on or before October 1, 2002 as an Air-Conditioned Shell as defined in Exhibit "C" attached hereto and made a part hereof.

      B. Tenant will accept the Premises in Air-Conditioned Shell condition and Landlord shall have no obligation to make any other improvements of any kind or nature whatsoever to the Premises. Tenant shall improve the Premises in accordance with Tenant's final plans ("Tenant's Plans"), which plans shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld, conditioned or delayed (such improvements being hereinafter referred to as "Tenant's Work"). Landlord shall notify Tenant in writing within ten (10) business days of Landlord's receipt of Tenant's Plans of its approval or its disapproval. In the event Landlord does not approve Tenant's Plans and Tenant resubmits a revised set of Tenant's Plans, Landlord shall have five (5) business days from Landlord's receipt of the same to provide Tenant with its approval or disapproval. Landlord's approval of Tenant's Plans shall not be unreasonably withheld, conditioned or delayed. Landlord shall approve Tenant's Plans so long as Tenant's Plans (i) do not adversely affect the structure of the Building; (ii) do not adversely affect the Building systems or cause damage to the Building systems; (iii) are not in compliance with applicable codes; and (iv) do not adversely affect the exterior appearance of the Building. Landlord's approval of Tenant's Plans shall constitute approval of Tenant's design concept only and shall in no event be deemed a representation or warranty by Landlord as to whether Tenant's Plans comply with any and all legal requirements applicable to Tenant's Plans and Tenant's Work. Tenant or its designee shall obtain all permits, certificates and other governmental approvals from all governmental entities having jurisdiction which are necessary for the prosecution and completion of Tenant's Work. Any improvements or modifications which Tenant wishes to make to the Premises after completion of Tenant's Work shall be deemed to be Alterations and shall be subject to the provisions of
Section 8 of this Lease.

      Prior to commencing Tenant's Work, Tenant shall provide to Landlord the name and address of each contractor and subcontractor (collectively "Contractor") which Tenant will employ to perform Tenant's Work, the use of which Contractor shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed if (i) the Contractor is properly licensed, and (ii) Landlord has had no prior experience with such contractor which was unsatisfactory to Landlord. Landlord hereby approves Tenant's use of any of the following entities as Contractor; James G. Davis Construction; HITT Construction; Rand Construction; Dietz and DPR Construction. Landlord's approval of the foregoing list of entities as Contractor does not preclude Tenant from submitting the names of other entities to Landlord. Prior to commencement of any of Tenant's Work, Tenant shall deliver to Landlord, with respect to each Contractor which Tenant will employ to perform any of Tenant's Work, a certificate of insurance from each such Contractor specifying Landlord as a named insured (in care of Westfield Realty, Inc. and referring to the Building by its address) and evidencing that each such Contractor has obtained the following insurance coverage:

       1. comprehensive commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection, with limits for each occurrence, of not less than Two Million Dollars ($2,000,000) with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage or equivalent terms, conditions and limits under a commercial liability form policy;

       2. comprehensive automobile liability insurance with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage; and

       3. worker's compensation or similar insurance in form and amounts required by law. Said Contractors shall also comply with other reasonable industry requirements of Landlord.

     As an inducement to Tenant, Landlord shall provide to Tenant an allowance (the "Tenant Allowance") of One Million Two Hundred Thousand Three Hundred Twenty Dollars ($1,200,320.00) (calculated on the basis of $40.00 per rentable square foot multiplied by the number of rentable square feet contained in the Premises) to offset expenses (including hard and soft costs) incurred by Tenant in performing Tenant's Work. Provided that no uncured Default by Tenant shall have occurred or be continuing, Landlord shall remit payment of the Tenant Allowance within ten (10) days following Landlord's receipt from Tenant of (i) invoices reasonably evidencing work or services performed with respect to Tenant's Work; (ii) receipted bills or other evidence that the aforesaid invoices have been paid in full; and (iii) waivers or releases of liens from each of Tenant's Contractors in connection with the work performed or materials supplied as evidenced by the aforesaid invoices. Notwithstanding the foregoing, at the request of Tenant, Landlord will pay directly to a Contractor invoices approved by Tenant, provided the Contractor delivers an appropriate waiver or release of lien. Any costs of performing Tenant's Work which are in excess of the Tenant Allowance shall be borne by Tenant at its sole cost and expense and Tenant shall provide release of liens for said work. In the event that Tenant does not use all of the Tenant Allowance in the performance of Tenant's Work, the remainder of the Tenant Allowance shall be applied toward the costs associated with Tenant's network cabling, security system or audio visual system or future Alterations or applied to the Rent installment(s) first due under this Lease. Landlord shall assist Tenant in the coordination and review of Tenant's Work and Landlord will not be entitled to a fee or compensation of any type or nature for its review, coordination and supervision of Tenant's Work.

     C. Certificate of Occupancy Use: Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or the Building of which the Premises form a part. Tenant will not use or permit the Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture any commodity therein. Tenant will not use or permit the Premises to be used for any purposes that unreasonably interfere with the use and enjoyment by other tenants of the Building or which in Landlord's reasonable opinion, impair the reputation or character of the Building. Tenant shall refrain from and discontinue such use upon receipt of written notice from Landlord no later than three (3) days after receipt thereof, which written notice shall describe in reasonable detail the nature of the violation. Tenant shall apply for the Certificate of Occupancy with Arlington County after occupying the Premises.

4.   RENT.

     From and after the Lease Commencement Date, Tenant shall pay to Landlord such Base Rent and Additional Rent as is set forth in this Section 4 and in
Section 5 below.

     A. Base Rent: Base Rent shall equal One Million One Hundred Two Thousand Seven Hundred Ninety Four Dollars ($1,102,794.00) per annum. Effective on the first annual anniversary date of the Lease Commencement Date and each annual anniversary date thereafter, the Base Rent shall be increased by three and one half percent (3.5%) over the prior year's Base Rent. Tenant shall pay Base Rent to Landlord in equal monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month during the Term, without notice. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall receive a credit equal to the Monthly Base Rent multiplied by the number of days in said calendar month prior to the Lease Commencement Date and divided by the number of days in such month, which credit shall be applied toward the installment of Monthly Base Rent next due hereunder. Tenant shall pay the first monthly Base Rent upon the execution of this Lease.

     B. Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to Twin Towers II Associates Limited Partnership and delivered in care of Westfield Realty, Inc., at the address set forth in Section 31; provided, however, that in the event that Tenant shall fail to pay an installment of Monthly Rent on or before the second (2nd) business day following the due date more than twice in any Lease Year, at Landlord's sole option, following at least thirty (30) days written notice to Tenant, Tenant shall thereafter make all payments of Base Rent due and payable to Landlord under this Lease by means of electronic transfers of funds from Tenant's financial institution to Landlord's designated financial institution. Payments of Rent (other than in cash), if initially dishonored, shall not be considered rendered until ultimately honored as cash by Landlord's depository. Except as expressly set forth otherwise in this Lease, Tenant will pay all Rent to Landlord without demand, deduction, set-off or counter-claim.

     C. Late Fee: If Tenant fails to make any payment of Rent on or before the fifth (5th) day after the due date, on more than two (2) occasions during the Term, then Tenant also shall pay to Landlord a late fee equal to two percent (2%) of the amount that is past due for each month or part thereof until such Rent is fully paid. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant's delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.

5.   ADDITIONAL RENT.

     All sums of money payable by Tenant pursuant to this Lease other than Base Rent shall constitute Additional Rent. Additional Rent shall be payable by Tenant to Landlord as required by the provisions of this Lease. Except as provided for in this Lease, Landlord and Tenant agree and acknowledge that this is a full service lease and Tenant shall not be responsible for any Operating Expenses or any Real Estate Taxes related to the Building or the Land.

6.   USE.

     A. Permitted Use: Tenant shall use and occupy the Premises solely for general office use, for office and administrative activities directly related thereto and for no other purpose.

     B. Legal and Other Restrictions of Tenant's Use: In its use of the Premises, Tenant shall comply with all present and future laws, regulations (including but not limited to fire and zoning regulations) and ordinances of all other public and quasi-public agencies having jurisdiction over the Land or the Building. Tenant shall not use the Land, the Building or use or occupy the Premises for any unlawful, disorderly or hazardous purposes or in a manner which will negatively affect the rights of Landlord, other tenants or their invitees.

7.   CARE OF PREMISES.

     Tenant shall at its expense keep the Premises (including all improvements, fixtures and other property located therein but not including Building systems or any structural components of the Building) in a neat and clean condition and in good order and repair, and will suffer no waste or injury thereto. Tenant shall surrender the Premises at the end of the Term in substantially as good order and condition as they were in on the Lease Commencement Date, ordinary wear and tear excepted and Tenant shall not be obligated to remove the existing internal stairwell located within the Premises serving the thirtieth (30/th/) and thirty-first (31/st/) floors.

8.   ALTERATIONS BY TENANT.

     A. Tenant shall make no Alterations in or to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent may be subject to a requirement of removal pursuant to Section 10 provided; however, Landlord's consent shall not be required when Tenant performs cosmetic Alterations that are decorative in nature. Landlord's consent shall not be unreasonably withheld for nonstructural interior Alterations to the Premises that do not adversely affect the Building. Notwithstanding anything to the contrary, in no event shall Tenant be required to remove any of Tenant's Alterations and Tenant's Work which shall be deemed to be typical office improvements, including but not limited to, partitions and doors. All Alterations that Tenant is permitted to make to the Premises shall
(1) not harm the structural or the electrical, plumbing, heating or air-conditioning facilities of the Premises or the Building; (2) comply with all applicable legal requirements including the American with Disabilities Act and other laws relating to the use of the Premises by persons with disabilities; (3) become the property of Landlord, and shall be surrendered with the Premises at the Lease Expiration Date, to the extent that such Alterations are of a permanent nature or cannot be removed without structural damage to the Premises or the Building; and (4) be performed, at Tenant's sole cost and expense, in a good and workmanlike manner by contractors approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed, using materials of first-class quality.

     B. Tenant shall not permit any materialmen's or mechanic's liens to be filed against the Premises or the Building in connection with any item of construction or repair performed by or at the request of Tenant. If any such lien is filed, Tenant shall, within thirty (30) days after notice, discharge the lien of record or, if Tenant elects to contest the lien by appropriate proceedings, bond off the lien and prosecute the proceedings. If Tenant fails to discharge or bond off the lien, Landlord may do so and any monies expended by Landlord in doing so, including reasonable attorneys' fees and legal expenses, shall be reimbursed by Tenant promptly upon Tenant's receipt of a reasonably detailed statement therefor. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant upon credit, and that no mechanics or materialmen's lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises or the Building.

9.   EQUIPMENT.

     A. Permitted Equipment: Tenant shall not install or operate in the Premises any equipment or other machinery that, in the aggregate, will cause Tenant to use more than the Premises' Standard Electrical Capacity, without: (i) obtaining the prior written consent of Landlord, who may condition its consent which shall not be unreasonably withheld or delayed, upon the payment by Tenant of Additional Rent for additional consumption of utilities, additional wiring or other expenses directly resulting therefrom, (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and (iii) complying with all other reasonable requirements reasonably imposed by Landlord. Prior to the Lease Commencement Date, Tenant shall provide Landlord with a list of all equipment that Tenant intends to install or operate in the Premises which operate on more than one hundred twenty
(120) volts (said 120 volt threshold shall not include Tenant's Building standard lighting), and Tenant shall provide Landlord with an updated list of such equipment prior to the installation or use of any additional equipment which operates on more than one hundred twenty (120) volts. Tenant shall not install any equipment or machinery which may necessitate any replacements or additions to or material changes in the use of water, heating, plumbing, air conditioning or electrical systems of the Building without obtaining the prior written consent of Landlord, who may withhold its consent in its absolute discretion.

     B. Payment For Excess Utility Usage: If at any time during the Term, Tenant's connected electrical load from its use of equipment and fixtures (including incandescent lighting and power), as reasonably estimated by Landlord, exceeds the Premises' Standard Electrical Capacity, then Landlord may, at its option cause a survey to be made by an independent electrical engineer or consulting firm to determine the amount of electricity consumed by Tenant beyond the Premises' Standard Electrical Capacity. In the event such survey finds that Tenant's connected load exceeds the Premises' Standard Electrical Capacity, Landlord, at its option, may install separate electrical meter(s) for the Premises and also install additional transformers, distribution panels, wiring and other applicable equipment. Tenant shall reimburse Landlord for the cost of the survey and for Landlord's direct cost of the installation of said meter(s), transformers, distribution panels, wiring and other applicable equipment, and shall pay as Additional Rent the cost of any electricity in excess of an average of the Premises Standard Electrical Capacity, at the rate charged by the utility company providing such electricity within fifteen (15) business days after receipt of any bill therefor from Landlord.

     C. Noise; Vibration; Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant of the Building, shall be installed and maintained by Tenant at Tenant's expense on devices that sufficiently reduce the objectionable noise and vibration. Tenant shall not place any load upon the floor of the Premises which exceeds 80 pounds per square foot for live load and 20 pounds per square foot for dead load.

10.  OWNERSHIP AND REMOVAL OF PROPERTY.

     A. Landlord's Property: Any Alterations and other improvements and any equipment, machinery, furnishings and other property, installed or located in the Premises, the Building or the Land by or on behalf of Landlord or Tenant, except for Tenant's Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant in accordance with Section 8A, then in that event, Tenant shall cause the same to be removed at Tenant's expense on or before the Lease Expiration Date, or shall reimburse Landlord for the reasonable out-of-pocket cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord give its consent to the making of such Alterations).

     B. Removal of Property At End of Term: Tenant shall remove all of Tenant's Personal Property from the Building and the Land on or before the Termination Date. Any personal property belonging to Tenant or to any other person or entity which is left in the Building or on the Land after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages directly caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

11.  LANDLORD'S ACCESS TO PREMISES.

     Tenant shall permit Landlord to erect, use and maintain, pipes and conduits in and through the Premises, provided such does not impair Tenant's ability to conduct its business in the normal course, reduce the usable square footage of the Premises, or materially, adversely affect the functionality or aesthetics of the Premises. Landlord or Landlord's agents, shall have the right to enter the Premises at all reasonable times after no less than one (1) business day's prior notice, except in the event of an emergency, to examine the same, and to show them to prospective purchasers and mortgagees, to prospective lessees (only in the last twelve (12) months of the term) and to make such repairs, alterations, improvements or additions for which Landlord is responsible as Landlord may reasonably deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the Rent reserved shall in no way abate while said decorations, repairs, alterations, improvements, or additions are being made by Landlord, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall minimize interference with Tenant's business and comply with Tenant's reasonable instructions and security requirements. If Tenant shall not be personally present to open and permit an entry into said Premises, at any time, for an emergency or for cleaning, Landlord or Landlord's agents may enter the same by a master key without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's Personal Property), and without in any manner affecting the obligations and covenants of this Lease; provided, however, that if Tenant is not present during the occurrence of the emergency entry, Landlord shall notify Tenant thereafter of any entry of Landlord or Landlord's agents into the Premises for emergency purposes. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein provided. In the event Landlord enters the Premises for any reason set forth in this Section, Landlord shall repair and restore any damage resulting from Landlord's entry.

12.  SERVICES AND UTILITIES.

     A. Services Provided: Landlord shall provide the following to Tenant, without additional charge, except as otherwise provided herein:

        (1) Subject to Unavoidable Delay, elevator service for common use, subject to call at all times, including Sundays and Holidays, which elevator service during business hours shall consist of no less than two (2) elevators.

        (2) Central heating and air conditioning from 7:00 a.m. until 7:00 p.m. on weekdays and from 9:00 a.m. until 1:00 p.m. on Saturdays, exclusive of Holidays, during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings in the Washington, D.C. metropolitan area. Landlord shall provide heat and air conditioning at other times at Tenant's expense, provided that Tenant gives Landlord reasonable notice of the same. Landlord shall charge Tenant for such after-hour service at Landlord's actual cost including Landlord's reasonable overhead for said after hour HVAC usage which costs are currently $25.00 per hour per zone of each floor. Each floor consists of two (2) zones.

        (3) Cleaning and char services in Landlord's standard manner in accordance with Exhibit E, attached hereto.

        (4) Electrical facilities to furnish electricity up to the Premises' Standard Electrical Capacity.

        (5) Rest room facilities which shall include cold and hot water.

        (6) Routine maintenance, painting and electrical lighting service for all Common Areas of the Building in such manner as is consistent with community standards for first class office space in Rosslyn, Virginia.

        (7) Reasonable access to the Premises at all times, subject to such reasonable security procedures, restrictions and other regulations as Landlord may promulgate.

        (8) Landlord shall provide and maintain at all times, without cost to Tenant, an electronic security system for the Building, the elevators serving the Premises and the Premises consistent with the highest standards for first-class office buildings in Rosslyn, Virginia. Landlord shall provide a reasonable amount of access cards to Tenant at no cost to Tenant which shall include one (1) access card for each employee, officer and director of Tenant. In addition, Tenant shall have the right to tie-in to the Building systems for additional security within the Premises.

     B. Failure to Provide Services: Except as resulting from the negligence, failure to act, or willful misconduct of Landlord or Landlord's agents, Landlord shall have no responsibility or liability for failure to supply heat and/or air-conditioning, elevator, plumbing and electric service, during the period required for repairs, alterations, replacements, or improvements or when prevented from so doing by Unavoidable Delay, or by laws, orders or regulations of any Federal, State or Municipal Authority, provided, if the Premises or any part becomes untenantable for the normal conduct of Tenant's business or not accessible for Tenant's purposes for a continuous period of four (4) business days as a result of any such service or access not being provided, Tenant shall be entitled to a proportionate abatement of Base Rent for the period of time and to the extent to which the Premises are untenantable for the normal conduct of Tenant's business or not accessible; provided, however, Tenant does not in fact use the same for its regular business operations. For purposes hereof, business days are Monday through Friday, excluding Holidays.

     C. Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations or official governmental requirements, including but not limited to controls on the permitted range of temperatures, the volume of energy consumption or the hours of operation of the Building. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

     D. Recycling: Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the Commonwealth of Virginia, federal, municipal, and local governments, departments, commissions, agencies and boards to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all reasonable costs, actual expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant as a result of by reason of Tenant's failure to comply with the provisions of this Section 12, Subsection D, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance by Tenant.

13.  RULES AND REGULATIONS.

     Tenant shall abide by and observe the rules and regulations attached hereto as Exhibit D, within a reasonable time of Tenant's receipt of notice thereof, and such other reasonable rules and regulations as may be made by Landlord from time to time, provided that such rules and regulations shall not be materially inconsistent with the provisions of this Lease. Nothing contained in this Lease or in any rules and regulations shall be interpreted to impose upon Landlord any obligations to enforce against any tenant its rules and regulations, or the provisions of any lease with any other Tenant, and Landlord shall not be liable to Tenant or any other entity for any violation of said rules, regulations or lease provisions. Landlord will enforce the Rules & Regulations in a uniform and unbiased manner.

14.  REPAIRS AND MAINTENANCE

     A. Tenant shall take good care of the Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs to Tenant's Work and Alterations as and when needed to preserve them in good working order and condition, reasonable wear and tear excepted. All damage or injury to the Premises and to its fixtures and equipment or to the Building or to its fixtures and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or resulting from air-conditioning unit or systems installed on behalf of Tenant, short circuits, flow or leakage of water or from any other cause of any other kind or nature whatsoever shall to the extent same is due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licensees shall be repaired, restored or replaced by Landlord at the expense of Tenant and collectible as Additional Rent and shall be paid by Tenant, to the extent not covered by Landlord's insurance (or would have been covered by the insurance Landlord is required to maintain under this Lease), within thirty (30) days after rendition of a bill or statement therefor.

     B. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

     C. Except as otherwise provided for in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or Premises, or in or to fixtures, appurtenances, or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of Premises, or in or to the fixtures, appurtenances or equipment thereof.

     D. Except as otherwise provided for in this Lease, Landlord shall maintain the roof, structural supports, foundation and exterior of the Building and all Building standard plumbing, electrical, mechanical, heating, ventilating, and base building air-conditioning systems and all elevators in a first-class condition comparable with other first-class buildings in Rosslyn, Virginia, and shall maintain Common Areas in the Building. Landlord also shall maintain all parking garage areas, driveways, walkways, lawns and planted areas of the Building. Throughout the Term, Landlord will maintain the Building, other than the Premises, but including the elevator to the thirty-first (31st) floor and the restrooms on the thirtieth (30th) and thirty-first (31st) floors, in accordance with all applicable laws, orders and regulations of federal, state, county and municipal authorities (including, without limitation, the Americans with Disabilities Act) as enforced by Arlington County. Throughout the Term, Landlord shall be responsible for latent defects in the Building including those items outlined on Exhibit C except those improvements outlined in Tenant's Work and Tenant's Alterations.

15.  LIMITATION ON LANDLORD LIABILITY.

     Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises, shall be limited to the estate of Landlord in the Building and any proceeds from the sale thereof, all rental income therefrom and all insurance proceeds received in connection therewith. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises.

16.  FIRE AND OTHER CASUALTY.

     A. Other than Tenant's Work and Tenant's Alterations, if the Premises or the Building shall be damaged by fire or other cause, the damages shall be repaired by and at the expense of Landlord and the Base Rent until such repairs shall be made shall be apportioned according to the degree to which Tenant's full use and enjoyment of the Premises has been diminished. But if such partial damage is due to the willful misconduct of Tenant or Tenant's employees or agents, without prejudice to any other rights and remedies of Landlord, the damages shall be repaired by Landlord but there shall be no apportionment or abatement of Base Rent.

     B. If the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then in either such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, and thereupon the Term of this Lease shall expire by lapse of time upon the thirtieth day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

     C. If during the Term (i) more than forty percent (40%) of the rentable area of the Premises, or any portion of the Premises or other portions of the Building materially affecting Tenant's access to the Premises or use thereof, shall be damaged by casualty and such damage cannot reasonably be expected to be repaired within six (6) months from the date of the casualty (as reasonably determined by Landlord and confirmed by an independent architect/engineer by notice given to Tenant within thirty (30) days after the casualty), then either Landlord or Tenant shall have the option to terminate this Lease by giving the other written notice within thirty (30) days after the date of Landlord's notice to Tenant which termination shall be effective ten (10) days after the receiving party's receipt of the notice.

     D. If neither party elects or has the right to terminate this Lease as provided in this Section 16, then Landlord shall restore the Premises and/or the Building, to substantially its condition immediately prior to the casualty, such restoration to be completed as promptly as reasonably possible. If Landlord shall not complete restoration of the Premises and/or Building within six (6) months from the date of casualty, then Tenant shall have the right to terminate this Lease by giving Landlord thirty (30) days' prior written notice; provided however, that if the restoration is not completed within six (6) months due to Unavoidable Delay, Tenant shall not have the right to terminate this Lease unless Landlord shall not complete the restoration within nine (9) months of the date of casualty.

     E. If the casualty is in excess of Two Hundred Thousand Dollars ($200,000.00) and said casualty occurs during the last two (2) Lease Years of the Term hereof, then, if Tenant does not elect to exercise any remaining extension rights, Landlord shall have the option to terminate this Lease by giving written notice within thirty (30) days after the date of the casualty.

     F. Without limiting Tenant's right to terminate under this Section 16, no penalty shall accrue for reasonable delay which may arise for Unavoidable Delay.

17.  TENANT INSURANCE.

     A. Types of Insurance Required. Tenant, at its expense, shall obtain and maintain in effect at all times during the Term an insurance policy or policies providing the following coverage:

        (1) A fire and extended coverage "all risk" insurance policy covering all of Tenant's Work, all Tenant's Alterations then existing, and Tenant's Personal Property within the Premises for not less than the full replacement value thereof. If this Lease is not terminated pursuant to Section 16 above as a consequence of a fire or other casualty, proceeds of such insurance shall be used to the extent necessary to repair or replace the items so insured to the extent and in such manner, if any, that Tenant elects to repair or replace such items in Tenant's discretion. Any proceeds of such insurance which are not used to repair or replace insured items shall be retained by Tenant.

        (2) A commercial general liability policy on an occurrence basis, with the following limits:

               Each occurrence limited bodily injury and property damage        $1,000,000
               General aggregate                                                $2,000,000
               Product/completed operations aggregate                           $2,000,000
               Personal and advertising injury liability                        $1,000,000
               Fire damage legal liability                                      $   50,000
               Medical payments (any one person)                                $    5,000

     Said insurance shall name Landlord, Westfield Realty, Inc. and any Mortgagee identified by Landlord as an additional insured. The policy shall protect Landlord, Westfield Realty, Inc., and the Mortgagee against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises, the Building or the Land arising out of Tenant's use and occupancy of the Premises. From time to time during the Term, Landlord may require Tenant to increase said limits of said insurance, if reasonably available to Tenant, to the limits of liability insurance then customarily required of tenants leasing a comparable amount of square footage in other comparable office buildings in the Rosslyn, Virginia area.

     B. Required Provisions of Policies. All insurance policies required to be maintained by Tenant under this Lease must (i) be issued by insurance companies with a Best's rating of at least A XII and qualified to do business in the Commonwealth of Virginia; (ii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord or the Mortgagee may carry; (iii) contain an express waiver of any right of subrogation by the insurance company against Landlord, the Mortgagees and the Landlord's and the Mortgagee's employees and agents; and (iv) provide that the policy may not be canceled or permitted to lapse unless Landlord shall have received at least ten
(10) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord certificates of insurance together with evidence of payments of all applicable premiums of each such policy and any renewal policy, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the renewal of any policies. Any insurance required of Tenant under this Section may be carried under a blanket policy, provided that said policy shall cover the amounts required herein.

     C. Effect of Tenant's Activities on Insurance. Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land, the Building or the Premises which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord or any Mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are due solely to the Tenant's presence in the Building, to any activity conducted or property installed or placed by Tenant on or about the Land, the Building or the Premises or to Alterations installed by Tenant or at Tenant's request, Tenant shall reimburse Landlord for the amount of such increases within ten (10) business days of Tenant's receipt of a reasonably detailed statement therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements of Tenant shall be conclusive for the purposes of determining Tenant's liability hereunder. Tenant may contest, at its cost and expense, any insurance premium increase. Landlord agrees to cooperate with Tenant in good faith if Tenant chooses to contest the findings regarding the reason for the premium increase, which cooperation shall be without material costs or expense to Landlord and which cooperation shall include, without limitation, providing copies of relevant correspondence and insurance policies. If it is determined that the increase in insurance premium was not due to Tenant's presence activity, property or improvements in or about the Premises, Landlord shall promptly reimburse Tenant for any increased insurance premium payments made by Tenant.

     D. Termination Right. Landlord shall have the right to terminate this Lease upon thirty (30) days notice to Tenant in the event Landlord receives notice from any of Landlord's insurance carriers that such carrier intends to cancel its insurance on the Building due exclusively to the activities of Tenant or the presence of Tenant in the Building. It is expressly understood that Landlord shall not have the right to terminate this Lease pursuant to this Subsection D if any cancellation or rate increase is due to factors generally applicable to the insurance or rental market, rather than to Tenant's specific activities or presence in the Building.

     E. Waiver. Landlord and Tenant hereby each waive and release each other from any and all liabilities, claims and losses for which Landlord or Tenant is or may be held liable, to the extent either party: (i) receives insurance proceeds on account thereof or (ii) is required to maintain insurance pursuant to this Section; regardless of whether the insurance is actually maintained.

     F. Landlord covenants and agrees that during the term of this Lease or any renewal thereof, Landlord will carry and maintain the following types of insurance, written as primary policy coverage and not contributing to or in excess of any coverage which the mortgagee or Tenant may carry, in the amounts specified and in the form hereinafter provided for:

        (1) Landlord shall keep and maintain in full force and effect Public Liability Insurance with minimum limits of $1,000,000 per person and $2,000,000 per occurrence on account of bodily injury to or death of one or more persons and $1,000,000 on account of damage to property; or such greater amount as may be required by Landlord's Mortgagee.

        (2) Landlord shall, at all times, keep and maintain in full force and effect All Risk coverage policy or policies of insurance covering the Building and common areas (excluding Tenant's Work, Tenant Alterations and other improvements which are the responsibility of the tenants) and equipment (excluding tenant's fixtures, merchandise, personal property and betterment's and any other item included in tenant's insurance) in an amount not less than full replacement cost with agreed amount endorsement (exclusive of the cost of excavations, foundations and footings) updated from time to time during the term of this Lease or the amount of such insurance which Landlord's mortgage lender may require Landlord to maintain, whichever is the greater, providing protection against any peril generally including within the classification "All Risk Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief.

        (3) Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Landlord provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

        (4) Landlord's insurance policies shall contain an express waiver of any right of subrogation by the insurance company against Tenant and Tenant's employees and agents.

18.  CONDEMNATION.

     A. Right to Terminate: If a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose or is granted to any authority in lieu of condemnation such event is hereinafter referred to as a "taking". If a substantial part of the Premises or a substantial portion of the Common Areas of the Building are a subject of a taking with the result that the remaining portions of the Common Areas do not permit the operation of the Building as a first (1st) class office building, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date. If a substantial part of the Building or the Land is the subject of the taking, Landlord shall have the right in its sole but reasonable discretion to terminate this Lease by written notice to Tenant, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date; provided, however that Landlord may not terminate this Lease pursuant hereto if Landlord does not terminate the leases of all other similarly affected tenants of the Building. For purposes of this Section, a substantial part of the Premises, the Land or the Building shall be considered to have been taken if the taking shall render it commercially undesirable for Landlord to continue or to continue operating the Building.

     B. Adjustment of Rent: If a portion of the Premises is taken and Landlord does not elect to terminate this Lease pursuant to the preceding section, then Rent shall be equitably adjusted as of the earlier of (i) the date title vests in the authority or (ii) the date Tenant is required to vacate by the authority and this Lease shall otherwise continue in full force and effect.

     C. Division of Award: Tenant shall have no claim against Landlord arising out of or related to any taking, or for any portion of the amount that may be awarded as a result, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that Tenant may assert any claim it may have against the authority for compensation for Tenant's

Personal Property and Alterations and for any relocation expenses compensable by statute, as long as such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises.

19.  DEFAULT.

     A. Default of Tenant: The following events shall be a default by Tenant (a "Default") under this Lease:

        (1) Failure of Tenant to pay Rent as and when due, if the failure continues for five (5) business days after receipt of notice from Landlord specifying the failure.

        (2) Failure of Tenant to comply with or perform any covenant or obligation of Tenant under this Lease, other than those concerning the payment of Rent, if the failure continues for thirty (30) days after notice from Landlord to Tenant specifying the failure; provided, however that, if (i) the default is of such a nature that thirty (30) days is an unreasonably short period of time in which to cure the default; (ii) Tenant has commenced curing the default within the thirty (30) day period; and (iii) Tenant is continuing to diligently pursue a cure of such default, then Tenant shall have such additional reasonable time as may be necessary within which to complete the cure of said default.

        (3) If Tenant, any guarantor of Tenant's performance hereunder (a "Guarantor") or, if Tenant is a partnership, any partner of Tenant ("Partner"), shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or Partner or of all or any part of the property of Tenant or of such Guarantor or Partner.

        (4) If, within sixty (60) days after the commencement of any proceeding against Tenant or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or Partner, or of all or any part of the property of Tenant or of any Guarantor or Partner, without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall have been issued against the property of Tenant or of any Guarantor or Partner, pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

     B. Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right upon providing proper demand and notice as required by law, then or at any time thereafter:

        (1) Without additional demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease, without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or

        (2) To give Tenant written notice of Landlord's intent to terminate this Lease, and on the date specified in Landlord's notice, Tenant's right to possession of the Premises shall cease and this Lease shall terminate.

     If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done shall cease, without prejudice to Landlord's right to recover from Tenant all Rent, as set forth in Subsections C. and D. below. If Landlord elects to reenter pursuant to Subsection B.(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and upon such other provisions as Landlord reasonably deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord reasonably deems appropriate, at Tenant's expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to Subsection B.(2) above, or unless termination be decreed by a court of competent jurisdiction at the instance of Landlord. Subject to provisions of the following sentences, Landlord shall in no event be under any obligation to relet any part of the Premises, except as otherwise provided under the law of the Commonwealth of Virginia. Notwithstanding anything to the contrary contained herein, Landlord shall make commercially reasonable efforts to mitigate any damages it may incur as a result of any default by Tenant hereunder. Provided, however, nothing herein shall require Landlord to lease the Premises prior to leasing other comparable space which may become available, from time to time in the Building.

     C. Liability of Tenant-Indemnity Payment: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rent accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to reasonable attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default by Tenant, in painting, altering or repairing the Premises in order to place the Premises in the condition required by this Lease upon surrender of the Premises (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred, Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, if any, or in separate actions from time to time as said damages shall have been made more easily ascertainable by successive relettings or, at Landlord's option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have for anticipatory breach of this Lease.

     D. Liability of Tenant-Liquidated Damages: If Landlord terminates this Lease, Landlord shall have the right at any time within six (6) months of the date Landlord terminates this Lease or reenters the Premises, at its sole option and in lieu of any recovery pursuant to Subsection C above, to require Tenant to pay to Landlord on demand, as liquidated damages, the sum of (i) the total of the Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of Landlord's demand for liquidated damages ("Landlord's Demand") until the date this Lease would have terminated in the absence of the Default, discounted to present value at the rate of eight percent (8%) per annum (the "Discount Rate"), (ii) all unpaid Rent accrued prior to the time of Landlord's Demand, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to reasonable attorneys' and reasonable brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default; minus the sum of (a) the net fair market rental value of the Premises for the period referred to in Subsection D.(iv) (a) above, discounted to present value at the Discount Rate, and (b) any sums actually paid by Tenant to Landlord pursuant to Subsection C. above; provided, however, that if said damages shall be limited by law to a lesser amount, Landlord shall be entitled to recover the maximum amount permitted by law. The "net fair market rental value" referred to in Subsection D.(a) above shall be the fair market rental value of the Premises at the time of Landlord's Demand, reduced by any rental abatements, tenant improvement allowances and other concessions and inducements generally provided by landlords seeking to lease comparable commercial property in the area of the Premises at the time of Landlord's Demand. If reletting is accomplished within a reasonable time after Lease termination, the "net fair market rental value" referred to in Subsection D.(a) above shall be deemed prima facie to be the net rental income (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) realized upon such reletting. In the event Landlord elects liquidated damages pursuant to this Subsection D, Landlord shall no longer be entitled to recover any damages pursuant to Subsection C above.

     E. Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law: (i) to redeem the Premises, (ii) to reenter or repossess the Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease. Tenant hereby expressly waives receipt of a Notice to Quit.

     F. Right of Distress: Landlord shall, to the extent permitted by law, have a right of distress for Rent.

     G. Right of Landlord to Cure: If Tenant defaults in the making of any payment or in the performance of any act required to be made or performed by Tenant under this Lease and the default continues beyond all applicable notice and cure periods, then Landlord may, at its option, make such payment or perform such act, and the amounts actually paid or reasonable costs and expenses incurred, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant within ten (10) days after Tenant's receipt of a reasonably detailed invoice.

     H. Attorneys' Fees: If either party to this Lease materially defaults in the performance of any of the covenants of this Lease and by reason thereof the other party engages the services of an attorney or attorneys to enforce the performance due under this Lease or pursue remedies in connection with a default under this Lease by the other party, or to perform any service based upon said default, then the defaulting party shall pay a reasonable attorney's fee and all reasonable expenses and costs incurred by the non-defaulting party pertaining thereto.

     I. Survival: Tenant's liability pursuant to this Section 19 and Landlord's liability pursuant to Paragraph H of this Section 19 shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.

20.  NO WAIVER.

     No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event of Tenant at any time providing notice it desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

21.  HOLDING OVER.

     A. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease, and holds over with Landlord's express written consent, then Tenant shall become a Tenant from month to month and it is agreed that the tenancy thus created can be terminated by either party giving the other not less than thirty (30) days written notice to expire on the day of the month from which the tenancy commenced to run. Tenant agrees to pay during the holdover period Monthly Base Rent as agreed upon by Landlord and Tenant and all Additional Rent and to keep and fulfill all the other covenants, conditions and agreements herein, and in case of default in the payment of rent or breach of any said covenants, conditions and agreements, which default continues beyond all applicable notice and cure periods, Tenant hereby waives Tenant's right to a notice to quit.

     B. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease, and holds over without Landlord's express written consent, then Tenant shall become a Tenant at sufferance and the rent shall be increased to one hundred fifty percent (150%) of the then escalated Base Rent that would have been payable pursuant to this Lease if the Lease had continued during such holdover period. In addition, if Tenant is in holdover without Landlord's express written consent for more than sixty (60) days, then Tenant shall be liable for any and all damages sustained by Landlord solely as a result of Tenant's holding over.

     C. All amounts payable to Landlord during the holdover period shall be paid on the first day of each calendar month during the holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies including Landlord's right to evict Tenant and to recover damages pursuant to Section 19B of this Lease.

22.  SUBORDINATION.

     This Lease is subject and subordinate to the lien of any mortgage, or deed of trust encumbrance or encumbrances, which may now or hereafter affect the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord represents that the only mortgage or deed of trust currently encumbering such real property is held by Prudential Life Insurance Company of America ("Prudential"). Landlord agrees to obtain a Subordination Non-Disturbance and Attornment Agreement from Prudential within thirty (30) days of the date hereof, failing which Tenant may terminate this Lease by giving notice to Landlord within forty (40) days of the date hereof. Within ten (10) business days after request by Landlord, the Tenant will execute such instruments in recordable form as may reasonably be requested by Landlord to evidence the subordination of this Lease to any present or future mortgage or deed of trust encumbrance affecting the Building. Notwithstanding the foregoing, the subordination under the terms of this Section 22 to a new deed of trust or mortgage shall be subject to the holder of record of any existing or future mortgages or deeds of trust or landlord (referred to as a "holder") entering into an agreement with

Tenant, in substance reasonably satisfactory to Tenant and the holder, by the terms of which such holder will agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of Landlord's interest in the Property, and
(c) not disturb Tenant's possession of the Premises and to accept Tenant as tenant under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings and Tenant will agree to recognize the holder of such mortgage as landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of such holder, and upon anyone purchasing the Building at any foreclosure sale.

23.  ASSIGNMENT AND SUBLETTING.

     A. No Transfer Without Consent: Tenant shall not, without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld, conditioned or delayed) (i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder to any persons or entities other than affiliates or subsidiaries of Tenant; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant; or (iii) permit the assignment of this Lease or any of Tenant's rights hereunder by operation of law. Any attempted assignment, mortgaging or encumbering of this Lease or any of Tenant's rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void. Notwithstanding the provisions hereof, Landlord shall consent to an assignment or subletting of the Premises, or any portion thereof, by Tenant to any entity which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant, provided that the transferee assumes the obligations of Tenant under this Lease.

     B. Transfer of Stock: If Tenant and/or any Guarantor is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant or any Guarantor, by the person, persons or entities owning a controlling interest therein as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor, shall be deemed an assignment within the meaning of this Section 23. If Tenant and/or any Guarantor are a partnership, the sale or transfer of the partnership share, or any portion thereof, of any general partner shall be deemed an assignment of this Lease. Notwithstanding the foregoing or anything herein to the contrary, the trading, sale or transfer of the stock or other equity interest or Tenant shall not be deemed an assignment or the Lease so long as the stock of Tenant is publicly traded or is or becomes listed on a nationally recognized security exchange.

     C. Expenses and Profits; Effect of Consent:

        (1) In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises greater than 7,500 rentable square feet to a third party (not including affiliates or subsidiaries of Tenant), 50% of any net sums that are paid by such third party for the right to occupy the Premises, in excess of the Rent then in effect, less any reasonable expenses directly associated therewith, shall be paid by Tenant to Landlord on a monthly basis as Additional Rent.

        (2) Tenant shall be responsible for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with any proposed or purported assignment or sublease and an administrative fee equal to Seven Hundred Fifty Dollars ($750.00).

        (3) The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid thirty (30) days notice of, or from obtaining the consent of Landlord to, any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing.

     D. Sharing of the Premises: Notwithstanding the foregoing or anything in this Lease to the contrary, the sharing or utilization of the Premises by Tenant's affiliates or subsidiaries shall in no event constitute an unauthorized sublet or assignment under this Lease and no additional payments shall be due to Landlord as a result thereof.

24.  TRANSFER BY LANDLORD.

     Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, the Building or the Land. Landlord will notify Tenant of any transfer of its interest in the Building within a reasonable time after the occurrence thereof. In the event of any such sale, assignment or transfer, Landlord shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.

25.  INABILITY TO PERFORM.

     This Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.

26.  ESTOPPEL CERTIFICATES.

     Tenant shall, without charge, within ten (10) business days after receipt of any written request therefor, execute and deliver to Landlord a certificate stating: (i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, whether the Lease is in full force and effect and setting forth all such modifications); (ii) whether, to the actual knowledge of Tenant, whether there then exist any defenses against the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) whether Tenant has any knowledge of any then uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) whether Tenant has any knowledge of any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Land or the Building.

     Landlord hereby agrees to provide to Tenant an Estoppel certificate signed by Landlord containing the same type of information and written within the same periods of time as are set forth in this Lease with respect to an Estoppel certificate from Tenant, except for such changes as are reasonably necessary to reflect that the Estoppel certificate is being granted and signed by Landlord to Tenant or Tenant's lender, assignee or subtenant, rather than from Tenant to Landlord or to Landlord's or purchaser's lender or to a purchaser. Notwithstanding anything to the contrary set forth in this Lease, neither Landlord nor Tenant will be given a power of attorney to execute an Estoppel certificate for the other.

27.  COVENANT OF QUIET ENJOYMENT.

     Landlord covenants that it has the right to make this Lease and that, if Tenant shall pay all Rent and perform all of Tenant's other obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns or anyone claiming through Landlord.

28.  WAIVER OF JURY TRIAL.

     It is mutually agreed by and between Landlord and Tenant freely and knowingly, and with the advice of counsel that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

29.  BROKERS.

     Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only The Staubach Company-Northeast, Inc. and CB Richard Ellis as broker(s) with respect to this Lease and agrees to be responsible for the payment of any leasing commissions owed to said broker(s).

30.  CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:

     A. To affix, maintain and remove any and all signs on the exterior and interior of the Building other than Tenant's approved signs; provided, however if Landlord removes any such signs Landlord will reinstall said signs in a reasonably comparable location.

     B. To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building which approval shall not be unreasonably withheld, conditioned or delayed.

     C. To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes with prior reasonable notice except in the event of an emergency, to enter the Premises, and, during the continuance of any such work, to close temporarily doors, entry ways, Common Areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, as long as the Premises remain reasonably accessible to Tenant and suitable for ordinary conduct of Tenant's business.

     D. To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein.

     E. To alter, relocate, reconfigure and reduce the Common Areas of the Building, as long as the Premises remain reasonably accessible and the Building remains operable as a "first-class" office building.

     F. To alter, relocate, reconfigure, reduce and withdraw the Common Areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible and the Building remains operable as a "first-class" building.

     G. To erect, use and maintain pipes and conduits in and through the Premises so long as the usable square footage of the Premises is not reduced thereby or the functionality or aesthetics of the Premises are not materially adversely affected thereby.

31.  NOTICES.

     No notice, request, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand-delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent prepaid by a reputable air courier service that provides written notice of delivery, addressed as follows:

     If to Landlord:

                      c/o Westfield Realty, Inc.
                      1000 Wilson Boulevard
                      Suite 700
                      Arlington, VA 22209
                      Attention: Timothy H. Helmig

     If to Tenant:

     Prior to the Lease Commencement Date:    After the Lease Commencement Date:

     1100 Wilson Boulevard, Suite 800         at the Premises
     Arlington, VA  22209                     Attn:  President
     Attn: President

     With a copy to General Counsel           With a copy to General Counsel

or at any other address of which either party shall notify the other in accordance with this Section. Such communications, if sent by air courier or registered or certified mail, shall be deemed to have been given two (2) days after the date of mailing. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.

32.  MISCELLANEOUS PROVISIONS.

     A. Benefit and Burden: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and permitted assigns.

     B. Governing Law: This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

     C. No Partnership: Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

     D. Delegation by Landlord: Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.

     E. Tenant Responsibility for Agents: In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant's agents, employees, business or other invitees, licensees, contractors, subtenants, guests and any other individuals or entities present in the Building or on the Land at Tenant's invitation.

     F. Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     G. Counterparts: This Lease may be executed in several counterparts, all of which shall constitute one and the same document.

     H. Entire Agreement: This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.

     I. Amendments: This Lease may not be modified in whole or in part in any manner other than by an agreement in writing signed by both parties.

     J. Mortgagee's Performance: Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

     K. Limitation on Interest: In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.

     L. Remedies Cumulative: All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies of Landlord hereunder or now or hereafter existing at law or in equity.

     M. Annual Financial Statements: Not later than ninety (90) days after the end of each of Tenant's financial reporting year during the Term, Tenant shall submit to Landlord a financial statement covering the preceding Fiscal Year, which has been prepared in accordance with generally accepted accounting principles and which has been certified by an independent certified public accountant to be complete and accurate in all material respects.

     N. Signage: Landlord shall provide to Tenant an adequate allocation of directory strips on the directory boards of the Building and Landlord, at Landlord's sole cost, shall place Tenant's name on all of the directory boards in the Building.

33.  LENDER APPROVAL.

     Intentionally deleted.

34.  PARKING.

     Landlord agrees that it will provide Tenant with the right to purchase up to sixty three (63) unreserved parking permits in the garage of the Building ("Parking Permits"). For each month during the Term and any extensions and renewals thereof, Tenant shall pay, as Additional Rent for the use of such Parking Permits, an amount equal to the then current monthly rate for the Parking Permits which is currently One Hundred Thirty Four Dollars ($134.00) per month per unreserved permit. At Tenant's option up to four (4) of the Parking Permits shall be on a reserved basis at the then current monthly rate which is currently Two Hundred Seventy Five Dollars ($275.00) per reserved permit per month. In addition, five (5) of the unreserved Parking Permits shall be at no charge to Tenant throughout the Term. Except for reserved parking permits, no specific parking spaces will be allocated for use by Tenant. Tenant's reserved parking spaces will be specifically designated as reserved for Tenant and will be located as mutually agreed upon. Landlord reserves the right to institute either a valet or self-parking system; provided, however, that if at any time during the Term of the Lease Landlord provides to Tenant any additional spaces, Landlord shall at all times have the right to reclaim such spaces upon thirty
(30) days notice to Tenant. In addition, Landlord reserves the right to allocate up to twenty-four (24) of the Parking Permits to the 1101 Wilson Boulevard parking garage which is owned and operated by Westfield Realty, Inc. Subject to repairs and maintenance, parking will be available for Tenant's use 24 hours a day, 7 days a week, every day of the year.

     Tenant and its employees, agents and invitees shall observe reasonable safety precautions in the use of the garage and, upon reasonable prior notice, shall at all times abide by all rules and regulations promulgated by Landlord and/or the garage operator governing use of the garage. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the garage or to any personal property located therein, or for any injury sustained by any person in or about the garage.

35.  SECURITY DEPOSIT.

     Intentionally deleted.

36.  HAZARDOUS MATERIALS.

     A. Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     B. General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in under or about the Premises, the Building, or the Land (hereinafter referred to collectively as the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees, except customary office and cleaning supplies kept in small quantities and used in compliance with applicable laws. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, reasonable attorneys', consultants', and experts' fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.

     C. Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials; (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

     D. Warranty: To the best of Landlord's knowledge, Landlord hereby warrants and represents that the Building is free of all asbestos containing materials and is currently in compliance with all laws and regulations pertaining to Hazardous Materials.

     E. Survival. The respective rights and obligations of Landlord and Tenant under this Section 36 shall survive the expiration or earlier termination of this Lease.

37.  NO RECORDATION.

     Tenant shall not record or attempt to record this Lease or any memorandum hereof in any public records without the prior written approval of Landlord, which may be denied in Landlord's sole and absolute discretion. In the event that Landlord grants its approval to record this Lease or a memorandum hereof, Tenant shall pay all recordation fees, taxes and charges in connection with such recordation.

38.  RENEWAL.

     A. If no Default then exists and is continuing hereunder, Tenant or its approved successors and assigns shall have the right, upon twelve (12) months prior written notice, to renew and extend the Term of the Lease for the entire Premises for one (1) five (5) year period (the "First Extension Period") commencing upon expiration of the initial Term. The Base Rent for the First Extension Period shall be negotiated in good faith between both parties to the then Fair Market Rental (as defined below) for comparable renewal transactions.

     B. Second Renewal Option. If the Term has been extended through the First Extension Period and if no Default then exists and is continuing hereunder, Tenant shall have the right, upon twelve (12) months prior written notice, to further renew and extend the Term of the Lease for the entire Premises for one
(1) additional five (5) year period (the "Second Extension Period") commencing upon expiration of the First Extension Period. The Base Rent for the Second Extension Period shall be negotiated in good faith between both parties to the then Fair Market Rental for comparable renewal transactions.

     C. Determination of Base Rent of the First and Second Extension Periods:
After timely receipt by Landlord of Tenant's notice of exercise of an option to extend the Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the Fair Market Rental Rate of the Premises. If Landlord and Tenant agree on the Fair Market Rental Rate for the Premises, then they shall immediately execute an amendment of this Lease stating and incorporating such agreed-upon Fair Market Rental Rate as the Base Rent for the applicable Extension Period.

     D. Arbitration.

        (1) If Landlord and Tenant are unable to agree upon the Fair Market Rental Rate within thirty (30) days following Tenant's exercise of the option, Tenant shall have ten (10) days to terminate its exercise of its right of renewal, however, if Tenant shall fail to terminate its right of renewal the dispute shall proceed to arbitration. The arbitration procedure shall commence when either party submits the matter to arbitration. Not later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment by identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate broker, who is an individual of not less than ten (10) years of experience with respect to office building ownership, management and leasing in Arlington, Virginia, which person shall not be regularly employed or have been retained during the prior two (2) years as a consultant or otherwise by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Fair Market Rental Rate prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Arlington, Virginia, under the provisions of the commercial arbitration rules of the American Arbitration Association.

        (2) Not later than ten (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Fair Market Rental Rate and shall provide a copy of such submission to the other party. The two (2) selected arbitrators, after reviewing such submissions, shall endeavor to agree on the Fair Market Rental Rate. If the two (2) selected arbitrators do agree on the Fair Market Rental Rate, they shall determine whether Landlord's or Tenant's estimate of the Fair Market Rental Rate is closer to the Fair Market Rental Rate for the Premises which has been agreed upon by the two (2) selected arbitrators. If both arbitrators agree that one of said estimates is closer to the Fair Market Rental Rate agreed upon by the arbitrators, they shall declare that estimate to be the Fair Market Rental Rate, and their decision shall be final and binding upon the parties.

        (3) If the two (2) selected arbitrators are unable to agree on the Fair Market Rental Rate or are unable to agree as to which one of the Landlord's or Tenant's estimates is closer to the Fair Market Rental Rate within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, not later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition the judge of a court with general jurisdiction sitting in Arlington, Virginia, to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth in Subsection D (1) above, and shall conduct arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the Fair Market Rental Rate is closer to the Fair Market Rental Rate as determined by such third arbitrator; and the estimate thus determined by the third arbitrator to be closer to the Fair Market Rental Rate as determined by such third arbitrator shall be declared by the third arbitrator to be the Fair Market Rental Rate. The third arbitrator shall make a decision not later than thirty (30) days after appointment.

        (4) Each party shall be responsible for the costs, charges and/or fees or its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator. The decision of the arbitrator(s) shall be binding on both Landlord and Tenant and may be entered in any court having jurisdiction thereof.

     E. Appraisal Standards. For purposes of this Lease, the term "Fair Market Rental Rate" means the annual fair market rental rate per square foot of rentable area of the Premises that would be agreed upon to establish the fixed amount of the "Base Rent" (subject to escalation during the second and each succeeding year of the Extension Term by application of the Escalation

Factor as described hereinafter) between a landlord and a tenant entering into a renewal lease in a comparable building in Arlington, Virginia of comparable age, comparable space, assuming the following: (a) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interests; (b) the rental is unaffected by concessions (other than those concessions that are typical of comparable renewal transactions), special financing amounts or terms, or unusual services, fees, costs, or credits in connection with the leasing transaction, (c) the Premises are fit for immediate occupancy and use "as is" and no work is required to be done by the landlord;
(d) the Premises are to be let with immediate possession upon commencement of the Extension Period and subject to the provisions of this Lease (other than the provisions as to the amount of the Base Rent) for the term of the Extension Period (taking into account the provisions of this Lease, including, without limitation, the provisions concerning Additional Rent payable hereunder); and
(e) the rental determined as the fair market rental rate as of the commencement of the Extension Term will be subject to adjustment during the second and each succeeding year of the Extension Term by application of the Escalation Factor described below. Likewise, for purposes of this Lease, the term "Escalation Factor" shall mean whatever periodic adjustment or factor, if any, that would be agreed upon by a landlord and a tenant entering into a renewal lease in a comparable building of comparable age, assuming the same assumptions set forth in this Subsection.

39.  EXPANSION.

     A. Prior to December 31, 2003, Tenant or its approved successors or assigns shall have the first right of refusal to lease the balance of the thirtieth (30/th/) floor. In the event Landlord receives a serious written expression of interest (as evidenced by a Letter of Intent) by an unrelated third party to lease any portion of the thirtieth (30/th/) floor, Landlord shall notify Tenant in writing and Tenant shall have seven (7) business days to accept or reject leasing the balance of the thirtieth (30/th/) floor. If Tenant elects to lease the balance of the thirtieth (30/th/) floor, the Base Rent for said space shall be at Tenant's then escalated Base Rent and Tenant shall be granted the pro-rata amount of the Tenant Allowance for said space the term of any such expansion space shall expire at the end of the Term. In the event Tenant does not exercise its right to the balance of the thirtieth (30/th/) floor by December 31, 2003, then Landlord is free to lease said space to a third party.

     B. Right to Offer. In the event Tenant does not lease the balance of the thirtieth (30/th/) floor as referenced in subsection A above and said space is leased to a third party, and so long as Tenant is not then in Default of the Lease and subject to the existing rights of other tenants in the Building, Tenant or its approved successors or assigns shall have the right to negotiate to lease any office suite on the thirtieth (30/th/) floor in the Building which becomes available. Landlord shall give Tenant written notice that the suite shall become available and Tenant shall have the option, which it may exercise by written notice to Landlord within fifteen (15) days after the date of Tenant's receipt of such notice, to lease the entire space then being offered. Said suite shall be offered to Tenant at the then current market rate and terms for a term to expire at the end of Tenant's Term or extension option as the case may be. Provided, however, on the first (1/st/) day of the twelfth (12/th/) month prior to the end of the Term, the rights under this Section 39 shall terminate if Tenant has not exercised its renewal option.

        1. Landlord and Tenant shall negotiate in good faith the terms of Tenant leasing additional space under this Section 39 to the then market rate and terms for factoring in the duration of the remaining Term of the Lease. Unless Landlord and Tenant reach an agreement with respect to said rental terms within fifteen (15) days after the date of Landlord's receipt of Tenant's notice to lease said suite, then Landlord is free to lease said suite to a third party at the same rental rate offered to Tenant.

        2. If Tenant does not exercise its option pursuant to subsection A above, Tenant's Right to Offer shall not terminate and if such space becomes available again, Tenant shall have its Right of Offer in accordance with this
Section 39.

40.  FEES AND EXPENSES.

     If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms of this Lease and the default continues beyond all applicable notice and cure periods, Landlord may immediately, after the expiration of the applicable notice and cure periods, or at any time thereafter and without further notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for payment of money in connection therewith including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such reasonable sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and Landlord shall deliver to Tenant a reasonably detailed accounting of Landlord's expenditures in connection therewith.

41.  NO REPRESENTATIONS BY LANDLORD.

     Landlord or Landlord's agents have made no representations or promises with respect to the said Building or the Land, upon which it is erected or the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises as an Air Conditioned Shell and that said Premises and the Building were in good and satisfactory condition at the time such possession was so taken, subject to the existence of latent defects in the base Building or Building systems.

42.  TERMINATION OF THE EXISTING LEASE.

     Upon execution of this Lease by both Landlord and Tenant, Landlord shall provide Tenant with a lease termination agreement in a form reasonably acceptable to Tenant terminating Tenant's existing lease dated March 13, 2000 for a portion of the eighth (8/th/) floor in the Building which termination shall be effective upon Tenant's vacating the same in its entirety.

43.  DE-AMORTIZATION OF THE TENANT ALLOWANCE.

     Provided Tenant provides written notice to Landlord on or before October 1, 2002, Tenant shall have the option to reduce the Base Rent by forfeiting its right to the entire Tenant Allowance referenced in Section 3 hereof ("Deamortization"). In the event Tenant elects to exercise its right to the Deamortization, then the Base Rent outlined in Section 4 shall be reduced to $31.66 per rentable square feet per annum for the first Lease Year. Further, in the event Tenant elects its right to the Deamortization, Landlord and Tenant shall promptly execute an addendum to the Lease reflecting the modifications to the Lease as a result of the Deamortization.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease under seal as of the day and year first above written.

WITNESS:                                LANDLORD:  TWIN TOWERS II ASSOCIATES
                                                   LIMITED PARTNERSHIP



/s/  Lisa A Story                       By:  /s/  Timothy H. Helmig
-----------------                          ------------------------



WITNESS/ATTEST:                         TENANT:    MCG CAPITAL CORPORATION



/s/  Samuel G. Rubenstein               By:  /s/  Bryan J. Mitchell
-------------------------                  ------------------------

                                    EXHIBIT A

                          [Description To Be Provided]

                                    EXHIBIT B

                       DECLARATION BY LANDLORD AND TENANT
                    AS TO DATE OF DELIVERY AND ACCEPTANCE OF
                    POSSESSION, LEASE COMMENCEMENT DATE, ETC.

     THIS DECLARATION is hereby attached to and made a part of the Lease dated the ____ day of ________________, 2002, entered into by and between __________________________, as Landlord and __________________________, as
Tenant. All terms used in this Declaration have the same meaning as they have in the Lease.

     (i) Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on the day of ____________, 20__;

     (ii) As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date;

     (iii) The Lease Commencement Date is hereby established to be ___________, 20__; and

     (iv) The Lease Expiration Date is hereby established to be ______________, unless the Lease is sooner terminated pursuant to any provision thereof.


                                         LANDLORD: ____________________________



                                         By: __________________________________



                                         TENANT: ______________________________




                                         By: __________________________________

                                         Its: _________________________________

                                    EXHIBIT C

                              AIR-CONDITIONED SHELL

The Demised Premises shall be demolished to the Base Building shell condition and Landlord shall deliver the Demised Premises in an air-conditioned shell which shall be defined as the following:

  1. Core: The elevator lobby and core walls (including all mechanical and electrical rooms) will be spackled, taped and ready to receive Tenant's finishes and the common area on the thirtieth (30th) floor along with the demising walls shall be constructed in a Building Standard manner. Lessor will enclose the mechanical rooms on each floor. The enclosures shall be drywall, taped, spackled and readied for painting to 6" above the finished ceiling line. The Lessor is responsible for renovation of the elevator lobby on the 30th floor to building standard lobby finishes.

  2. Core Restrooms: All core restrooms will be 100% complete, and the uni-sex handicap bathroom on the 30th and 31st floors shall be renovated to the new building standard condition within the past 16 months and in compliance with ADA requirements as enforced by Arlington County and building code requirements. The existing base Building men's and ladies room will include new ceiling grid, tiles and lights as well as new sink bowls along with its associated hardware. This includes installation of all necessary plumbing fixtures, mechanical and electrical systems and all surfaces will be completed, including floor, ceiling and walls in a Building Standard manner.

  3. Floor: All concrete floors of the Demised Premises to be level in a Building Standard manner.

  4. HVAC: The main HVAC trunk lines will be installed and connected to the Base Building air handlers in accordance with the Base Building design. Landlord shall provide new fan powered variable air volume units stacked on each floor in quantities sufficient for typical office use. These VAV units shall have the following minimum specification:

      VAV terminals:

      .  Fan powered series

      . Reheat on perimeter, cooling only interior. Reheat for all terminals directly below a roof or above a non-conditioned space.

      . Minimum one fan powered VAV per column bay for perimeter zones in office areas (considered to be within 15 feet of perimeter wall). Minimum one per 1,000 s.f. for interior zones for offices and general office use. Total quantity of VAV terminals shall be no less than 1 per 700 rentable square feet for office areas.

      . Landlord will make available a sufficient amount of the Building's condensers water supply to enable Tenant to tie into a reasonable amount of such supplemental system for areas such as large conference rooms or LAN rooms.

  5. Electric: Main service to the Building and to each electrical closet on each floor will be completed per the Building Standard design. Typical electrical closets shall be designed to accommodate the following:

      . 5 watts per square foot available for tenant lighting and power, said 5 watts excludes the base Building HVAC and standard Building lighting.

      .  Two (2) electrical closets per floor.

      . Harmonic filter to be installed in the 2 electrical closets on each floor serving the premises.

  6. Sprinkler: Main sprinkler loop system shall be installed per Base Building design.

  7. Fire and Life Safety: Base Building fire and life safety system will be ready for tie in from Tenant's Work.

      Note: Portions of the air-conditioned shell shall be completed during Tenant's Work, including, but not limited to, completion of the upgraded electrical and mechanical systems and the Base Building restrooms. In no event shall Landlord's effort to substantially complete the air-conditioned shell delay Tenant's occupancy of the Demised Premises. Electrical and mechanical service will be provided to Tenant's contractor in a manner sufficient enough to allow said contractor to complete Tenant's Work.

                                    EXHIBIT D

                              RULES AND REGULATIONS

     The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building. Adherence to these rules and regulations by each and every tenant contributes to safe occupancy and quiet enjoyment of the Building. Any violation of these rules and regulations by any tenant which continues after notice from Landlord and a reasonable opportunity to comply with or conform to the applicable rules and regulations shall be a Default under such tenant's lease, at the option of Landlord. To the extent that the rules and regulations promulgated by Landlord conflict with the terms of the Lease, the Lease shall prevail.

     Landlord may, upon request by any tenant, waive compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) no such waiver shall relieve any tenant from the obligation to comply with such rule or regulation in the future, unless expressly consented to by Landlord, and
(c) no such waiver granted to any tenant shall relieve any other tenant from the obligation of complying with said rule or regulation unless such other tenant has received a similar waiver in writing from Landlord.

     1. The sidewalks, entrances, passages, courtyards, elevators, vestibules, stairways, corridors, halls and other parts of the Building not occupied by any tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any tenant or used for any purposes other than ingress and egress to and from the tenant's premises. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere unreasonably with the use and enjoyment of the Common Areas by other tenants.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens and other fixtures shall be of a quality, type, design and color reasonably acceptable to Landlord and shall be attached in a manner approved by Landlord.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's premises or in the Building without the prior written consent of Landlord. In the event of any violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants responsible for violating this rule. All interior signs on the doors and directory tablet of the Building shall be inscribed, painted or affixed by Landlord at the expense of each tenant except as otherwise provided in this Lease, and shall be of a size, color and style reasonably acceptable to Landlord.

     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Areas without the prior written consent of Landlord.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. No tenant shall throw anything out of the doors or windows or down any corridors of stairs.

     6. Except as permitted by this Lease, there shall be no marking, painting, drilling into or other form of defacing of or damage to any part of a tenant's premises or the Building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use of operate within its premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Upon prior written approval by Landlord, a tenant may install muzak or other internal music/paging system within the tenant's premises if the music system cannot be heard outside of the premises.

     7. No tenant shall make or permit to be made any disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way.

     8. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about a tenant's premises or in the Building accept for those animals which assist handicap individuals. The foregoing rule is not meant to and does not prohibit Tenant from keeping fish tanks in the Premises.

     9. No cooking shall be done or permitted by any tenant on its premises, except that, with Landlord's prior written approval (including approval of plans and specifications therefore), a tenant may install and operate for convenience of its employees a lounge or coffee room with stove, sink and refrigerator; provided that in so doing the tenant shall comply with all applicable building code requirements and any insurance or other requirements specified by Landlord. No tenant shall cause or permit any unusual or objectionable odors to originate from its premises.

     10. No space in or about the Building shall be used for the manufacture, storage, sale or auction of merchandise goods or property of any kind.

     11. No tenant shall buy or keep in the Building or its premises any inflammable, combustible or explosive fluid, chemical or substance except for ordinary cleaning materials and office supplies.

     12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and offices within the premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by the tenant, and in the event of the loss of such keys, such tenant shall pay to Landlord the cost of replacing the locks. On termination of a tenant's lease, the tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the premises.

     13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place in such manner and during such hours as Landlord may reasonably require. Landlord reserves the right (but shall not have the obligation) to inspect all freight brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or any provision of any tenant's lease.

     14. Any person employed by any tenant to do janitorial work within the tenant's premises must obtain Landlord's approval prior to commencing such work, and such person shall comply with all instructions issued by the superintendent of the Building while in the Building. No tenant shall engage or pay any employees on the tenant's premises or in the Building, except those actually working for such tenant on said premises.

     15. No tenant shall purchase spring water, ice, coffee, soft drinks, towels or other like merchandise or service from any company or person who has, in Landlord's opinion committed violations of Building regulations or caused a hazard or nuisance to the Building and/or its occupants.

     16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation or desirability of the Building as a building for offices and, upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising.

     17. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building's management or its agents. Landlord may at its option require all persons admitted to or leaving the Building to register between the hours of 6 p.m. and 8 a.m., Monday through Friday, and all times on Saturdays, Sundays and holidays. Each tenant shall be responsible for all persons for whom it authorized entry into the Building, and shall be liable to Landlord for all acts of such persons.

     18. Each tenant shall see that all lights are turned off before closing and leaving its premises at any time.

     19. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees have been instructed not to perform any work or do anything outside of their regular duties, except with special instructions from the management of the Building.

     20. Canvassing, soliciting and peddling in the Building is prohibited, and each tenant shall cooperate to prevent the same.

     21. No water cooler, plumbing or electrical fixture shall be installed by tenant without Landlord's prior written consent.

     22. No hand trucks, except those equipped with rubber tires and side guards, shall be used to deliver or receive any merchandise in any space or in the Common Areas of the Building, either by tenant or its agents or contractors.

     23. Access plates to under floor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around the access plates.

     24. Mats, trash and other objects shall not be placed in the public corridors.

     25. At least once a year, each tenant at its own expense shall clean all drapes installed by Landlord for the use of the tenant and any drapes installed by the tenant which are visible from the exterior of the Building.

     26. Landlord shall not maintain suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord shall arrange for the work to be done at tenant's expense.

     27. Landlord's employees are prohibited from receiving articles delivered to the Building and, if any such employee receives any article for any tenant, such employee shall be acting as the agent of such tenant for such purposes.

                                    EXHIBIT E

                       SPECIFICATIONS FOR OFFICE CLEANING

I. PREMISES: (Includes office areas, kitchen, stock rooms, photocopying rooms and conference rooms.)

      Daily
         1.  Collect trash.
         2.  Empty ash trays; damp wipe clean.
         3.  Dust furniture, desks, machines, phones, file cabinets, window ledges, etc. (Papers left on desk will not be disturbed).
         4.  Vacuum carpet; dry sweep resilient tile and wood floors, spot clean.
         5.  Spot clean walls, carpet, doors, and partitions.
      Weekly
         1.  Vacuum upholstered furniture.
      Monthly
         1.   Recondition resilient tile floors.
         2.   Dust picture frames, charts, graphs, etc.
         3.   Vacuum air vents.
      Quarterly
         1.   Clean partitions.
         2.   Dust vertical surfaces; walls, etc.

II.  WINDOWS

         1.  Dust and clean Venetian blinds as needed.
         2. All exterior and interior windows will be washed at least twice a year or more often if it becomes the custom in the area.

III. DOORS AND LIGHTS

      Daily
         1.  Turn off lights and check all doors on completion of work.

IV.  TRASH

      Daily
         1.  Deposit all trash in the designated area.
             (Note: Only trash placed in waste containers, or clearly marked "TRASH" will be removed.

V.   PRIVATE LAVATORIES AND KITCHENS

      Daily
         1.  Remove all trash, garbage and refuse.
         2. Clean and disinfect all toilet bowls, wash bowls and urinals. As needed
         1.  Wash or wipe all surfaces in rest rooms.

VI.  PUBLIC AREAS

  (a) Lavatories
      Daily
         1.  Clean and disinfect all toilet bowls, wash bowls and urinals.
         2.  Re-supply all dispensers.
      As needed
         1.  Wash or wipe all surfaces in rest rooms.

  (b) Corridors
      Daily
         1.  Collect trash.
         2.  Empty ash trays; damp wipe clean.
         3.  Vacuum carpet, dry sweep resilient tile and wood floor spot clean.
         4.  Spot clean walls and doors.
         5.  Spot clean carpet.

(Note: where possible, spots and spills that are soluble and respond to standard spotting procedures will be removed.)

                                      E-1